Exhibit 10.9
OCTAVE INTELLIGENCE PLC
LONG-TERM INCENTIVE PLAN
AS OF [•], 2026
ARTICLE I
GENERAL
1.1    Purpose
The purpose of the Octave Intelligence plc Long-Term Incentive Plan (as amended from time to time, and including any Sub-Plan, the “Plan”) is to help the Company Group (as hereinafter defined): (1) attract, retain and motivate key employees (including prospective employees), non-employee directors and consultants of Octave Intelligence plc, an Irish-incorporated public limited company (the “Company”) and its Subsidiaries; (2) align the interests of such persons with the Company’s shareholders; and (3) promote ownership of the Company’s equity.
1.2    Definitions of Certain Terms
For purposes of this Plan, the following terms have the meanings set forth below:
1.2.1    “Applicable Exchange” means the Nasdaq Global Select Market or any other national stock exchange or quotation system on which the Shares (as hereinafter defined) may be listed or quoted.
1.2.2    “Applicable Law” means the laws of Ireland, the United States and any state thereof that are applicable to the Company, the Shares, the Plan and Awards, including any rules and regulations relating thereto (including of the Applicable Exchange) and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted. For the avoidance of doubt, Applicable Law will include any tax law that imposes requirements in order to avoid adverse tax consequences.
1.2.3    “Award” means an award granted pursuant to the Plan.
1.2.4    “Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing, and acceptance thereof, will be deemed to include an electronic writing, and acceptance thereof, to the extent permitted by Applicable Law.
1.2.5    “Board” means the Directors of the Company.
1.2.6    “Cause” means (a) with respect to a Grantee employed pursuant to a written employment agreement, which agreement includes a definition of “Cause,” “Cause” as defined in that agreement, or (b) with respect to any other Grantee, the occurrence of any of the following: (i) such Grantee’s conviction of, or plea of guilty or no contest to, any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or under the laws of any other jurisdiction, (ii) such Grantee’s commission of, participation in, or attempted commission of or participation in a fraud or theft against the Company Group or any client of the Company Group, (iii) such Grantee’s engagement in gross misconduct that causes or reasonably may be expected to cause financial or reputation harm to the Company Group, (iv) such Grantee’s repeated failure to substantially perform the Grantee’s duties and responsibilities to the Company Group (other than failure resulting from incapacity due to mental or physical illness or injury or from any authorized time off or leave), (v) such Grantee’s material violation of any contract or agreement between the Grantee and the Company Group or any written Company Group policy (including the code of conduct) and (vi) such Grantee’s habitual abuse of narcotics.
1.2.7    “Change in Control” means, except in connection with the Distribution Transaction, the occurrence of any of the following events after the completion of the Distribution Transaction:
(a)    during any period of not more than 36 months, the individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a Director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement or shareholder meeting circular of the Company in which such person is named as a nominee for Director, without written objection to such nomination) will be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director as a result of an actual or publicly threatened election contest with respect to Directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;
(b)    any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership or acquisition (including any purchase or redemption) of Company Voting Securities:  (A) by any member of the Company Group, (B) by any employee benefit plan (or related trust) sponsored or maintained by any member of the Company Group, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition), (E) by any private investor from any member of the Company Group or (F) by MSAB;

(c)    the consummation of a merger, takeover, scheme of arrangement, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by Shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than MSAB or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (c) will be deemed to be a “Non-Qualifying Transaction”);
(d)    the consummation of a sale or other disposition of all or substantially all of the Company’s assets (other than to an affiliate of the Company); or
(e)    the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition (including any purchase or redemption) of Company Voting Securities by the Company Group which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company Group such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control will then occur.
1.2.8    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.
1.2.9    “Committee” has the meaning set forth in Section 1.3.1.
1.2.10    “Company Group” means the Company and any Subsidiary, and any successor entity thereto.

1.2.11    “Consent” has the meaning set forth in Section 3.3.2.
1.2.12    “Consultant” means any individual (other than a non-employee Director), including third-party contractors who are natural persons, that provides bona fide consulting or advisory services to the Company Group.
1.2.13    “Covered Person” has the meaning set forth in Section 1.3.4.
1.2.14    “Director” means a director of the Company.
1.2.15    “Distribution Transaction” means the distribution of the share capital of the Company, consisting of A Ordinary Shares, par value $0.01 per share, and B Ordinary Shares, par value $0.01 per share, in connection with the separation of the Company from Hexagon AB;
1.2.16    “Effective Date” has the meaning set forth in Section 3.25.
1.2.17    “Employee” means a regular employee of the Company Group, but not including a non-employee Director.
1.2.18    “Employment” means a Grantee’s performance of services for the Company Group, as determined by the Committee. The terms “employ” and “employed” will have their correlative meanings. The Committee in its sole discretion may determine (a) whether and when a Grantee’s leave of absence results in a termination of Employment, (b) whether and when a change in a Grantee’s association with the Company Group results in a termination of Employment, and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s Employment being terminated will include both voluntary and involuntary terminations.
1.2.19    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.20    “Fair Market Value” means, with respect to a Share, the closing price reported for the Shares on the applicable date as reported on the Nasdaq Global Select Market, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.
1.2.21    “Good Reason” means (a) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (b) with respect to any other Grantee, the occurrence of any of the following in the absence of the Grantee’s written consent: (i) the transfer of the Grantee’s primary work site to a new primary work site that is more than 50 miles from the

Grantee’s primary work site or (ii) a diminution of the Grantee’s base salary in effect by more than 10%, unless such diminution applies generally to similarly situated employees. If the Grantee does not deliver to the Company Group a written notice of termination within 60 days after the Grantee has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason. In addition, the Grantee must give the Company Group 30 days to cure the event constituting Good Reason and resign for Good Reason within 30 days after the end of such cure period.
1.2.22    “Grantee” means an Employee, Director or Consultant who receives an Award.
1.2.23    “Incentive Share Option” means a share option to purchase Shares that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Share Option in the applicable Award Agreement.
1.2.24    “MSAB” means (a) Melker Schörling AB, (b) any affiliate or discretionary or managed account of Melker Schörling AB or (c) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the persons described in clause (a) or (b) are members; provided, that in the case of this clause (c), persons in clauses (a) and (b) control a majority of the voting securities of such “group”.
1.2.25    “Non-Employee Sub-Plan” means the Non-Employee Sub-Plan, as set forth in Appendix A.
1.2.26    “Other Share-Based or Cash-Based Awards” has the meaning set forth in Section 2.8.
1.2.27    “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards.
1.2.28    “Plan” has the meaning set forth in Section 1.1.
1.2.29    “Plan Action” has the meaning set forth in Section 3.3.1.
1.2.30    “Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.
1.2.31    “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.32    “Share Reserve” has the meaning set forth in Section 1.6.1.
1.2.33    “Shares” means B Ordinary Shares of the Company, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.

1.2.34    “Subsidiary” means any corporation, partnership, limited liability company or other legal entity in which the Company, directly or indirectly, owns stock or other equity interests possessing 25% or more of the total combined voting power of all classes of the then-outstanding stock or other equity interests.
1.2.35    “Sub-Plan” means any sub-plan established with respect to the Plan, including the Non-Employee Sub-Plan.
1.2.36    “Ten Percent Shareholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and of any Subsidiary or parent corporation of the Company.
1.2.37    “Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended.
1.3    Administration
1.3.1    The Compensation Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:
(a)    exercise all of the powers granted to it, and make all determinations, under the Plan;
(b)    construe, interpret and implement and correct any defect, supply any omission and reconcile any inconsistency in the Plan and all Award Agreements and determine disputed facts related thereto; provided, that with respect to all claims or disputes arising out of any determination of the Committee that materially adversely affects a Grantee’s Award, (i) the affected Grantee shall file a written claim with the Committee for review, explaining the reasons for such claim and (ii) the Committee’s decision must be written and must explain the decision;
(c)    prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;
(d)    grant, or recommend to the Board for approval to grant, Awards and determine the terms of such Awards;
(e)    amend the Plan or any outstanding Award Agreement in any respect including, without limitation, to:
(1)accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised or waive or amend any vesting terms,
(2)accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award will be restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), or
(3)reflect a change in the Grantee’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities); and
(f)    determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 3.14,
(1)Awards may be:
(A)settled in cash, Shares, other securities, other Awards or other property,
(B)exercised, or
(C)canceled, forfeited or suspended,
(2)Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee,
(3)Awards may be settled by the Company, any of its Subsidiaries or affiliates or any of their designees;
(4)the exercise price for any share option (other than an Incentive Share Option, unless the Committee determines that such a share option will no longer constitute an Incentive Share Option) or share appreciation right may be reset;
(g) adopt, amend and administer such procedures or Sub-Plans on such terms and conditions different from those specified herein as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan or comply with Applicable Law.
1.3.2    The determination of the Committee on all matters relating to the Plan or any Award Agreement will be entitled to the maximum deference permitted by law and will be final, binding and conclusive and non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction. The Committee may delegate (either generally or specifically) the powers, authorities and discretions conferred on it under this Section 1.3.2 as it deems appropriate in its sole discretion in accordance with Applicable Law, and subject to the terms of the Company’s Memorandum and Articles of Association. The Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within the Company Group, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rules 16(b)-3(d)(1) or 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.
1.3.3    Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.
1.3.4    No member of the Board or Committee or any person to whom the Board or Committee delegates its powers, responsibilities or duties in writing, including by resolution (each such person, a “Covered Person”), will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award, except as expressly provided by statute. To the extent permitted by Applicable Law, each Covered Person will be indemnified and held harmless by any member of the Company Group and any other affiliates against and from:
(a)    any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith; and
(b)    any and all amounts paid by such Covered Person, with the Company Group’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided, that the Company Group will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company Group gives notice of its intent to assume the defense, the Company Group will have sole control over such defense with counsel of the Company Group’s choice.
The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Memorandum and Articles Association, pursuant to any indemnification agreements between such Covered Person and any member of the Company Group, as a matter of law, or otherwise, or any other power that the Company Group may have to indemnify such persons or hold them harmless.

1.4    Persons Eligible for Awards
Awards under the Plan may be made to Employees, Directors and Consultants.
1.5    Types of Awards Under Plan
Awards may be made under the Plan in the form of cash-based or share-based Awards. Share-based Awards may be in the form of any of the following, in each case in respect of Shares: share options, share appreciation rights, restricted Shares, restricted share units, dividend equivalent rights and other equity-based or equity-related Awards (as further described in Section 2.8), that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company Group.
1.6    Shares Available for Awards
1.6.1    Shares Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of Shares that may be granted under the Plan will be [●]1 (the “Share Reserve”). Shares subject to awards that are assumed, converted or substituted under the Plan as a result of the Company Group’s acquisition of another company (including by way of merger, combination or similar transaction) will not reduce the Share Reserve. Available Shares under a shareholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and will not reduce the Share Reserve, subject to applicable stock exchange requirements.
1.6.2    Replacement of Shares. Shares subject to an Award that is forfeited (including any restricted Shares repurchased by the Company at the same price paid by the Grantee so that such Shares are returned to the Company), expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement, will be available for future grants of Awards under the Plan and will be added back in the same number of Shares as were deducted in respect of the grant of such Award. The payment of dividend equivalent rights in cash in conjunction with any outstanding Awards will not be counted against the Share Reserve. Shares tendered by a Grantee or withheld by the Company in payment of the exercise price of a share option or to satisfy any tax withholding obligation with respect to an Award will not be counted against the Share Reserve.
1.6.3    Adjustments. The Committee will:
(a)    adjust the type of property or securities, and the number, authorized pursuant to Section 1.6.1,
(b)    adjust the type of property or securities, and the number, set forth in Section 2.3.2, that can be issued through Incentive Share Options, and
1 To equal the sum of (x) 6% of the outstanding issued shares of Octave immediately following the Distribution, plus (y) a number of B Ordinary Shares underlying Hexagon awards held by Octave employees on the date of the Distribution (i.e., replacement awards), as adjusted for the Distribution.

(c)    adjust any other terms of the Plan and the terms of any outstanding Awards (including, without limitation, the number of Shares covered by each outstanding Award, the type of property or securities to which the Award relates and the exercise or strike price of any Award), in such manner as the Committee deems appropriate (including, without limitation, by payment of cash or other property or securities) to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued Shares (or issuance of shares of stock or other property or securities other than Shares) resulting from a recapitalization, share split, bonus issue, reverse share split, share dividend, spinoff, split up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution; provided, that no such adjustment may be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A.
1.6.4    Sources of Shares Deliverable under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares (within the meaning of the Companies Act 2014 of Ireland) or Shares reacquired by the Company in any manner, including via an employee benefit trust or other such trust or nominee arrangement utilized by the Company and approved by the Committee for the purposes of the grant or settlement of Awards; provided, that where Shares to be delivered pursuant to an Award are newly issued by the Company, the nominal value of each such Share will be fully paid up by or on behalf of the relevant Grantee in accordance with Applicable Law.
ARTICLE II
AWARDS UNDER THE PLAN
2.1    Agreements Evidencing Awards
Each Award will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or, subject to Section 3.14, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of the Company Group. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.
2.2    No Rights as a Shareholder
No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a shareholder of the Company with respect to Shares subject to an Award until the delivery of such Shares. Except as otherwise provided in Section 1.6.3 or the terms of the Award, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property) for which the record date is before the date the Shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such Shares.
2.3    Options
2.3.1    Grant. Share options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.
2.3.2    Incentive Share Options. At the time of grant, the Committee will determine:
(a)    whether all or any part of a share option granted to an eligible Employee will be an Incentive Share Option; and
(b)    the number of Shares subject to such Incentive Share Option; provided, however, that:
(1)the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Share Options are exercisable for the first time by an eligible Employee during any fiscal year (under all such plans of the Company and of any Subsidiary or parent corporation of the Company) may not exceed $100,000, and
(2)no Incentive Share Option (other than an Incentive Share Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Share Option under the Code.
The form of any share option which is entirely or in part an Incentive Share Option will clearly indicate that such share option is an Incentive Share Option or, if applicable, the number of Shares subject to the Incentive Share Option. No more than [●]2 Shares (as adjusted pursuant to the provisions of Section 1.6.3) that can be delivered under the Plan may be issued through Incentive Share Options.
2.3.3    Exercise Price. The exercise price per Share with respect to each share option will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of a Share (or, in the case of an Incentive Share Option granted to a Ten Percent Shareholder, 110% of the Fair Market Value).
2.3.4    Term of Share Option. In no event will any share option be exercisable after the expiration of 10 years (or, in the case of an Incentive Share Option granted to a Ten Percent Shareholder, five years) from the date on which the share option is granted.
2 This number will be the same as the full share reserve.

2.3.5    Vesting and Exercise of Share Option and Payment for Shares. A share option may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the share option is granted and as set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any Shares not acquired pursuant to the exercise of a share option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the share option.
To exercise a share option, the Grantee must give written notice to the Company specifying the number of Shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, which may include:
(a)    personal check,
(b)    Shares, based on the Fair Market Value as of the exercise date,
(c)    any other form of consideration approved by the Company and permitted by Applicable Law, and
(d)    any combination of the foregoing.
The Committee may also make arrangements for the cashless exercise of a share option. Any person exercising a share option will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements.
2.4    Share Appreciation Rights
2.4.1    Grant. Share appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.
2.4.2    Exercise Price. The exercise price per Share with respect to each share appreciation right will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of the Shares.
2.4.3    Term of Share Appreciation Right. In no event will any share appreciation right be exercisable after the expiration of 10 years from the date on which the share appreciation right is granted.
2.4.4    Vesting and Exercise of Share Appreciation Right and Delivery of Shares. Each share appreciation right may vest and be exercised in such installments as may be determined in the Award Agreement at the time the share appreciation right is granted. Subject to any limitations in the applicable Award Agreement, any share appreciation rights not exercised on the applicable vesting date may be exercised thereafter at any time before the final expiration of the share appreciation right.

To exercise a share appreciation right, the Grantee must give written notice to the Company specifying the number of share appreciation rights to be exercised. Upon exercise of share appreciation rights, Shares, cash or other securities or property, or a combination thereof, as specified by the Committee, equal in value to: (a) the excess of the Fair Market Value of the Shares on the date of exercise over the exercise price of such share appreciation right, multiplied by (b) the number of share appreciation rights exercised, will be delivered to the Grantee.
Any person exercising a share appreciation right will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements.
2.5    Restricted Shares
2.5.1    Grants. The Committee may grant or offer for sale restricted Shares in such amounts and subject to such terms and conditions as the Committee may determine. Upon the delivery of such restricted Shares, the Grantee will have the rights of a shareholder with respect to the restricted Shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. The restricted Shares will be registered in the Grantee’s name in book entries by the transfer agent, unless the Committee elects to use another system, such as the issuance of certificates, as evidencing ownership of such Shares. In the event that a certificate is issued in respect of restricted Shares, such certificate may be registered in the name of the Grantee, and will, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, but will be held by the Company or its designated agent until the time the restrictions lapse. If the restricted Shares are registered in another system, such as book-entry form, the restrictions will be placed on such system.
2.5.2    Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of restricted Shares will, during the period of restriction, be the beneficial and record owner of such restricted Shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all ordinary cash dividends or other ordinary distributions paid upon any restricted Share will be will be retained by the Company and will be paid to the relevant Grantee (without interest) when the Award of restricted Shares vests and will revert back to the Company if for any reason the restricted Share upon which such dividends or other distributions were paid reverts back to the Company (any extraordinary dividends or other extraordinary distributions will be treated in accordance with Section 1.6.3).
2.6    Restricted Share Units
The Committee may grant Awards of restricted share units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted share unit will have only the rights of a general unsecured creditor of the Company, until delivery of Shares, cash or other securities or property is made as specified in the applicable Award

Agreement. On the delivery date specified in the Award Agreement, the Grantee of each restricted share unit not previously forfeited or terminated will receive one Share, cash or other securities or property equal in value to a Share or a combination thereof, as specified by the Committee.
2.7    Dividend Equivalent Rights
The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the Shares covered by such Award if such Shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in Shares or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate; provided, that unless the Committee determines otherwise in an Award Agreement, no such payments may be made unless and until the Award to which they relate vests.
2.8    Other Share-Based or Cash-Based Awards
The Committee may grant other types of equity-based, equity-related or cash-based Awards (including the grant or offer for sale of unrestricted Shares, performance share awards, and performance units settled in cash) (“Other Share-Based or Cash-Based Awards”) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to the achievement of Performance Goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual Shares to a Grantee and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
2.9    Repayment If Conditions Not Met
If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a share option and a share appreciation right, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the Shares that were delivered in respect of such exercised share option or share appreciation right, as applicable, over the exercise price paid therefor, (b) with respect to restricted Shares, an amount equal to the Fair Market Value (determined at the time such Shares became vested) of such restricted Shares and (c) with respect to restricted share units, an amount equal to the Fair Market Value (determined at the time of delivery) of the Shares delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b) and (c) of this Section 2.9, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.
ARTICLE III
MISCELLANEOUS
3.1    Amendment of the Plan
3.1.1    Unless otherwise provided in the Plan or in an Award Agreement, the Board may at any time and from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Sections 1.3, 1.6.3 and 3.6, no such amendment may materially adversely impair the rights of the Grantee of any Award without such Grantee’s consent. Subject to Sections 1.3, 1.6.3 and 3.6, an Award Agreement may not be amended to materially adversely impair the rights of a Grantee without such Grantee’s consent.
3.1.2    Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, that if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require shareholder approval under Section 422 of the Code will be effective without the approval of the Company’s shareholders.
3.2    Tax Withholding
Grantees will be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, the Federal Insurance Contributions Act (“FICA”) tax),
(a)    the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including Shares otherwise deliverable),
(b)    the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise), or
(c)    the Company may enter into any other suitable arrangements to withhold, in each case in the Company’s discretion, the amounts of such taxes to be withheld based on the individual tax rates applicable to the Grantee.

3.3    Required Consents and Legends
3.3.1    If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action a “Plan Action”), then, subject to Section 3.14, such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any certificate evidencing Shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended Shares.
3.3.2    The term “Consent” as used in this Article III with respect to any Plan Action includes:
(a)    any and all listings, registrations, qualifications, consents, clearances or approvals in respect thereof upon any securities exchange or under any federal, state or local law, or law, rule or regulation of a jurisdiction outside the United States, or by any governmental or other regulatory body or any self-regulatory agency,
(b)    any and all written agreements and representations by the Grantee with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to administer the Plan and Awards, effect tax withholding, administer applicable policies and comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and
(c)    any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the Shares on any securities exchange.
3.4    Right of Offset
The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company Group pursuant to other employee programs, including tax equalization) that the Grantee then owes to the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, the Committee will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A.

3.5    Nonassignability; No Hedging
Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Awards under the Plan will be subject to any hedging or pledging policy that the Company Group may adopt from time to time (including, for the avoidance of doubt, the Octave Intelligence plc Insider Trading Policy). Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer any Award to any person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.
3.6    Change in Control
3.6.1    Unless the Committee determines otherwise, or as otherwise provided in the applicable Award Agreement, if a Grantee’s Employment is terminated by the Company Group or any successor entity thereto without Cause, or the Grantee resigns the Grantee’s Employment for Good Reason, in either case, on or within two (2) years after a Change in Control, (i) each Award granted to such Grantee prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (ii) any Shares deliverable pursuant to restricted share units will be delivered promptly (but no later than 15 days) following such Grantee’s termination of Employment. As of the Change in Control date, any outstanding performance-based Awards shall be deemed earned at the greater of the target level and the actual performance level at the date of the Change in Control with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the Change in Control in accordance with the original performance period.
3.6.2    Notwithstanding the foregoing, in the event of a Change in Control, a Grantee’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one or more of the following methods as determined by the Committee in its sole discretion: (i) settle such Awards for an amount of cash or securities equal to their value, where in the case of share options and share appreciation rights, the value of such awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Committee; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (iii) modify the terms of such awards to add events, conditions or circumstances (including termination of Employment within a specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; or (iv) provide that for a period of at least 20 days prior to the Change in Control, any share options or share appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control, and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void), and that any share options or share appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (i) above are (a) valued at closing taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (b) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all share options and share appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any share option or share appreciation right for which the exercise price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 3.6.2 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.
3.7    No Continued Employment or Engagement; Right of Discharge Reserved
Neither the adoption of the Plan nor the grant of any Award (or any provision in the Plan or Award Agreement) will confer upon any Grantee any right to continued Employment, or other engagement, with the Company Group, nor will it interfere in any way with the right of the Company Group to terminate, or alter the terms and conditions of, such Employment or other engagement at any time.
3.8    Nature of Payments
3.8.1    Any and all grants of Awards and deliveries of Shares, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company Group by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole Shares will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional Shares. Fractional Shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.
3.8.2    All such grants and deliveries of Shares, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee, will not entitle the Grantee to the grant of any future Awards and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company Group or under any agreement with the Grantee, unless the Company Group specifically provides otherwise.
3.9    Non-Uniform Determinations
3.9.1    The Committee’s determinations under the Plan and Award Agreements need not be uniform, and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards, and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.
3.9.2    To the extent the Committee deems it necessary, appropriate or desirable to comply with Applicable Law, local laws or practices of jurisdictions other than the United States and to further the purposes of the Plan, the Committee may, in its sole discretion and without amending the Plan, (a) establish special rules applicable to Awards to Grantees who are non-United States nationals, are employed outside the United States or both and grant Awards (or amend existing Awards) in accordance with those rules, and (b) cause the Company to enter into an agreement with any local Subsidiary pursuant to which such Subsidiary will reimburse the Company for the cost of such equity incentives.
3.10    Other Payments or Awards
Nothing contained in the Plan will be deemed in any way to limit or restrict the Company Group from making, or to require the Company Group to make, any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
3.11    Plan Headings
The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
3.12    Termination of Plan
The Board reserves the right to terminate the Plan at any time; provided, that in any case, the Plan will terminate on the day before the tenth anniversary of the Effective Date, and provided, further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.13    Clawback/Recapture Policy
Awards under the Plan will be subject to any clawback or recapture policy that the Company Group may adopt from time to time (including, for the avoidance of doubt, the Octave Intelligence plc Clawback Policy) to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company Group after they have been distributed to the Grantee.
3.14    Section 409A
3.14.1    All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A will be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan will govern.
3.14.2    Without limiting the generality of Section 3.14.1, with respect to any Award made under the Plan that is “deferred compensation” subject to Section 409A, in each case to the extent required to comply with Section 409A:
(a)    any payment due upon a Grantee’s termination of Employment will be paid only upon such Grantee’s “separation from service” from the Company Group within the meaning of Section 409A;
(b)    any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in ownership” or “change in effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;
(c)    if the Grantee is a “specified employee” within the meaning of Section 409A, any payment to be made with respect to such Award in connection with the Grantee’s “separation from service” from the Company Group within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;
(d)    any other securities, other Awards or other property that the Company may deliver in lieu of Shares in respect of an Award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(e)    with respect to any required Consent described in Section 3.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;
(f)    if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;
(g)    if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award; and
(h)    for purposes of determining whether the Grantee has experienced a separation from service from the Company Group within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations; provided, that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.
3.15    Governing Law
EXCEPT AS PROVIDED IN THE APPLICABLE AWARD AGREEMENT, THE PLAN AND ALL AWARDS MADE AND ACTIONS TAKEN THEREUNDER WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.
3.16    Disputes; Choice of Forum
3.16.1    Unless otherwise set forth in an Award Agreement, the Company Group and each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in the County of Madison, State of Alabama, over any suit, action or proceeding arising out of or relating to or concerning the Plan or, to the extent not otherwise specified in any individual agreement between the Company Group and the Grantee, any aspect of the Grantee’s Employment with the Company Group or the termination of that Employment. The Company Group and each Grantee, as a condition to such Grantee’s participation in the Plan, acknowledge that the forum designated by this Section 3.16.1 has a reasonable relation to the Plan and to the relationship between such Grantee and the Company Group. Notwithstanding the foregoing, nothing herein will preclude the Company

Group from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 3.16.1.
3.16.2    The agreement by the Company Group and each Grantee as to forum is independent of the law that may be applied in the action, and the Company Group and each Grantee, as a condition to such Grantee’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company Group or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 3.16.1, (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 3.16.1, and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company Group and each Grantee.
3.16.3    Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the General Counsel of the Company as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.
3.16.4    Each Grantee, as a condition to such Grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, any dispute or controversy or any claim waived under Section 3.18. Notwithstanding the foregoing, a Grantee may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Grantee’s legal counsel; provided, that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim. In addition, a Grantee may provide information to, file a charge with or participate in an investigation conducted by any governmental entity, and a Grantee does not need the Company Group’s permission to do so. Furthermore, a Grantee is not required to notify the Company Group of a request for information from any governmental entity or of such Grantee’s decision to file a charge with or participate in an investigation conducted by any governmental entity.
3.17    Waiver of Jury Trial
EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.
3.18    Waiver of Claims
Each Grantee of an Award recognizes and agrees that, before being selected by the Committee to receive an Award, the Grantee has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, the Grantee expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company Group or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which the Grantee’s consent is expressly required by the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company Group and any Grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended.
3.19    No Repricing or Reloads
Except as otherwise permitted by Section 1.6.3, reducing the exercise price of share options or share appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the Company’s shareholders. The Company will not grant any share options or share appreciation rights with automatic reload features.
3.20    Severability; Entire Agreement
If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
3.21    No Liability With Respect to Tax Qualification or Adverse Tax Treatment
Notwithstanding anything to the contrary contained herein, in no event will the Company Group be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States or non-United States tax treatment or (b) avoid adverse tax treatment under United States or non-United States law, including, without limitation, Section 409A.
3.22    No Third-Party Beneficiaries
Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company Group and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

3.23    Successors and Assigns of the Company
The terms of the Plan will be binding upon, and inure to the benefit of, the Company and any successor entity, including as contemplated by Section 3.6.
3.24    Data Privacy
By participating in the Plan, the Grantee’s attention is drawn towards the Company’s data privacy notice provided to them, which sets out how the Grantee’s personal data will be used and shared by the Company and its Subsidiaries as part of the administration of the Plan in accordance with the laws of Ireland.
3.25    Date of Adoption and Approval of Shareholders
The Plan was adopted by the Board on [●], and was approved by the Company’s shareholders on [●] (the “Effective Date”).
3.26    Limits on Compensation to Non-Employee Directors
No non-employee Director of the Company may be granted (in any calendar year) compensation with a value in excess of $750,000, with the value of any equity-based awards based on the accounting grant date value of such award.

NON-EMPLOYEE SUB-PLAN
TO THE OCTAVE INTELLIGENCE PLC LONG-TERM INCENTIVE PLAN
This sub-plan (the “Non-Employee Sub-Plan”) to the Octave Intelligence plc Long-Term Incentive Plan (the “Plan”) has been adopted in accordance with Section 1.3.1 of the Plan and governs the grant of Awards to Consultants and non-employee Directors. This Non-Employee Sub-Plan incorporates all the provisions of the Plan except as expressly modified in accordance with the provisions of this Non-Employee Sub-Plan.
In this Non-Employee Sub-Plan, the words and expressions used in the Plan shall bear, unless the context otherwise requires, the same meaning herein save to the extent the rules in this Non-Employee Sub-Plan provide to the contrary.
For the purposes of this Non-Employee Sub-Plan, the provisions of the Plan shall operate subject to the following modifications:
1.    Interpretation.
In this Non-Employee Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:
“Companies Act” means the Companies Act 2014 of Ireland; and
“Service Provider” means any Consultant or non-employee Director.
1.    Eligibility.
Service Providers shall be eligible to receive Awards under this Non-Employee Sub-Plan at the discretion of the Committee.
2.    Payment of Shares.
Notwithstanding any other provision of the Plan, no newly issued Share(s) shall be delivered to a Service Provider in satisfaction of an Award pursuant to the terms of the Plan or this Non-Employee Sub-Plan unless the nominal value of each such newly issued Share(s) is fully paid up by or on behalf of the relevant Service Provider in accordance with Applicable Law.
3.    Delivery of Shares pursuant to an Award.
Where Shares to be delivered pursuant to an Award are for the benefit of a Service Provider, they shall only be delivered in a manner that is, in the opinion of the Committee, compliant with the provisions of Applicable Law and any applicable securities laws or stock exchange rules and regulations and consistent with the requirements of Section 82 of the Companies Act.
1

4.    Shares Subject to this Non-Employee Sub-Plan.
Subject to adjustment as provided in Section 1.6.3 of the Plan, the maximum number of Shares that may be allotted and/or issued to or for the benefit of Service Providers pursuant to Awards shall be limited to such number of Shares as the Company has been authorized by its shareholders to allot and/or issue pursuant to Section 1021 of the Companies Act (including any disapplication of Section 1022 of the Companies Act) from time to time.
5.    No “employees’ share scheme”.
Without prejudice to other Awards granted pursuant to the Plan, Awards granted to Service Providers pursuant to this Non-Employee Sub-Plan are not granted pursuant to an “employees’ share scheme” for the purposes of the Companies Act.